As filed with the Securities and Exchange Commission on July 29, 2005 Reg. No.__

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------


                                  M-WISE, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                                  11-3536906
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                  identification No.)


                                 3 Sapir Street
                         Herzeliya Pituach, Israel 46852
                                Tel 972-9-9611212
                    (Address of principal executive offices)

                ------------------------------------------------

                   AMENDMENT TO PERSONAL EMPLOYMENT AGREEMENT
                              (Full title of plan)

                ------------------------------------------------

                             The Company Corporation
                        2711 Centerville Road, Suite 400
                           Wilmington, Delaware 19808
                     (Name and address of agent for service)

                                Tel 800-420-9771
          (Telephone number, including area code of agent for service)

                                    Copy to:
                             Jay M. Kaplowitz, Esq.
                         600 Lexington Avenue, 9th Floor
                               New York, NY 10022
                                Tel 212-752-9700

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                           Proposed maximum     Proposed maximum
Title of securities      Amount to be      offering price       Aggregate offering    Amount of
to be registered         Registered        per share (1)        Price                 Registration fee
-------------------      ------------      ---------------      ------------------    ----------------
Common Stock
(no par value)           5,000,000         $.23                 $1,150,000            $135.36
-------------------      ------------      ---------------      ------------------    ----------------

(1) Represents 5,000,000 shares of Common Stock to be issued as compensation for services rendered.
(2) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1933.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating parties in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such document(s) are not being filed with the Commission pursuant to the introductory Note to Part 1 of Form S-8, but constitute (along with the documents incorporated by reference to the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

Purposes:

The Common Stock will be issued by the Company to Gabriel Kabazo, the Company's Chief Financial Officer pursuant to an agreement entered into by the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreement is intended to provide a method whereby the Company may be stimulated by the personal involvement of the Employee in the Company's business thereby advancing the interests of the Company, and all of its shareholders.

Common Stock:

The Board has authorized the issuance of up to 5,000,000 shares of the Common Stock to the Employee upon effectiveness of the registration statement.

Employees:

The Employee has agreed to provide its expertise and advice to the Company on a non-exclusive basis for the purpose of generally representing the Company with respect to certain matters as described in the Employee's engagement agreement.

No Restrictions on Transfer

Upon issuance, the shares will be deemed "Earned" pursuant to the terms of Employee's engagement agreement, the Employee will become the record and beneficial owner of the shares of Common Stock upon issuance and delivery and is entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Employee

The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Employee, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Employee will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. The Employee is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions on Resales

The Employee is an affiliate of the Company that will acquire shares of Common Stock hereunder, and therefore is subject to Section 16(b) of the Exchange Act. Further, in the event that the Employee who acquires shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under
Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the Common Stock issued to affiliates is equal to the value of services rendered. The Company has determined that the value of the shares hereunder is $500,000 based on the closing stock price on the date of authorization (June 21, 2005). Shares of Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

Item 2. Registrant Information

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: 3 Sapir Street, Herzeliya Pituach, Israel 46852.

Legal Opinions and Experts

Gersten Savage LLP has rendered an opinion on the validity of the securities being registered.

The financial statements of M-Wise, Inc. which are contained in the Company's Annual Report (Form 10-K) for the period ended December 31, 2004, have been audited by SF Partnership, LLP, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement and are not required to be filed with this registration statement:

(a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on April 14, 2005 pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended.

(b) Registrant's quarterly reports on Form 10-Q, for the fiscal quarters ended March 31, 2005, September 30, 2004, and June 30, 2004 pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Our Certificate of Incorporation authorizes the issuance of 210,000,000 shares of common stock, $.0017 par value per share. Our Certificate of Incorporation authorizes the issuance of 170,000,000 shares of blank check preferred stock, $.0017 par value.

Item 5. Interest of Named Experts and Counsel.

Gersten Savage LLP is the owner of 40,000 shares of the Registrant's common stock.

Item 6. Indemnification of Directors and Officers.

We have adopted provisions in our certificate of incorporation and bylaws that limit the liability of our directors and provide for indemnification of our directors and officers to the full extent permitted under the Delaware General Corporation Law ("DGCL"). Under our certificate of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to us or our stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to us or our stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve us or our directors from the necessity of complying with federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recission.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by m-Wise of expenses incurred or paid by a director, officer or controlling person of m-Wise in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits to this registration statement are listed in the index to Exhibits.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

      1. To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement., and,

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee pursuant to the plan's annual report pursuant to section 15(d) for the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, whereunto duly authorized, in the City of Tel Aviv, on July 29, 2005.

                                     M-Wise, Inc.


                                     /S/ Shay Ben-Asulin
                                     ------------------------------------
                                     Shay Ben-Asulin, Chairman

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on July 29, 2005:


By: /S/ Shay Ben-Asulin
   ------------------------------------
   Shay Ben-Asulin, Chairman


By: /S/  Gabriel Kabazo
   ------------------------------------
   Gabriel Kabazo, Chief Financial Officer and Principal Accounting Officer


By: /S/ Mordechai Broudo
   ------------------------------------
   Mordechai Broudo, Chief Executive Officer and Director


INDEX TO EXHIBITS

EXHIBIT
NO.         DESCRIPTION
-------     -----------

4.1         Amendment to Personal Employment Agreement, Gabriel Kabazo

5.1         Opinion of Counsel, Gersten Savage LLP

23.1        Consent of SF Partnership, LLP

23.2        Consent of Gersten Savage LLP (included in Exhibit 5.1)